September 2022

Pricing Supplement filed pursuant to Rule 424(b)(2) dated September 27, 2022 Registration Statement No. 333- 253421

STRUCTURED INVESTMENTS

    Opportunities in U.S. Equities and Treasury Bonds

GS Finance Corp.

$40,465,000 Trigger PLUS Based on the Value of a Basket Consisting of an Index and an ETF due October 2, 2028

Principal at Risk Securities

The Trigger Performance Leveraged Upside SecuritiesSM (Trigger PLUS) do not bear interest and are unsecured notes issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc. The amount that you will be paid on your Trigger PLUS at stated maturity (October 2, 2028) is based on the performance of a weighted basket composed of the S&P 500® Index (65.00% weighting) and the iShares® 7-10 Year Treasury Bond ETF (ETF) (35.00% weighting), as measured from the pricing date (September 27, 2022) to and including the valuation date (September 27, 2028).

The return on your Trigger PLUS is linked, in part, to the performance of the ETF, and not to that of the ICE U.S. Treasury 7-10 Year Bond Index (underlying index) on which the ETF is based. The ETF follows a strategy of "representative sampling", which means the ETF’s holdings are not the same as those of its underlying index. The performance of the ETF may significantly diverge from that of its underlying index.

The initial basket value is 100, and the final basket value (the basket closing value on the valuation date) will equal the sum of the products, as calculated separately for each basket component, of: (i) the final basket component value multiplied by (ii) the applicable multiplier. The multiplier will equal, for each basket component, the quotient of (i) the weighting of such basket component multiplied by 100 divided by (ii) the initial basket component value.

At maturity, if the final basket value is greater than the initial basket value of 100, the return on your Trigger PLUS will be positive and equal to the product of the leverage factor of 123.00% multiplied by the basket percent increase (the percentage increase in the final basket value from the initial basket value). If the final basket value is equal to or less than the initial basket value but greater than or equal to the trigger level of 65.00% of the initial basket value, you will receive the principal amount of your Trigger PLUS. However, if the final basket value is less than the trigger level, you will lose a significant portion of your investment. Declines in one basket component may offset increases in the other basket component. Due to the unequal weighting of each basket component, the performance of the basket component with greater weight will have a significantly larger impact on the return on your Trigger PLUS than the performance of the basket component with lesser weight.

At maturity, for each $10 principal amount of your Trigger PLUS, you will receive an amount in cash equal to:

•	if the final basket value is greater than the initial basket value, the sum of (i) $10 plus (ii) the product of (a) $10 times (b) 1.23 times (c) the basket percent increase;
•	if the final basket value is equal to or less than the initial basket value, but greater than or equal to the trigger level, $10; or
•	if the final basket value is less than the trigger level, the product of (i) $10 times (ii) the quotient of (a) the final basket value divided by (b) the initial basket value.

The Trigger PLUS are for investors who seek the potential to earn 123.00% of any positive return of the basket, are willing to forgo interest payments and are willing to risk losing their entire investment if the final basket value is less than the trigger level.

The estimated value of your PLUS at the time the terms of your Trigger PLUS are set on the pricing date is equal to approximately $9.22 per $10 principal amount. For a discussion of the estimated value and the price at which Goldman Sachs & Co. LLC would initially buy or sell your Trigger PLUS, if it makes a market in the Trigger PLUS, see the following page.

Your investment in the Trigger PLUS involves certain risks, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-14. You should read the disclosure herein to better understand the terms and risks of your investment.

Original issue date:	September 30, 2022	Original issue price:	100.00% of the principal amount
Underwriting discount:	3.50% ($1,416,275 in total)*	Net proceeds to the issuer:	96.50% ($39,048,725 in total)

* Morgan Stanley Wealth Management, acting as dealer for the offering, will receive a selling concession of $0.35 for each Trigger PLUS it sells. It has informed us that it intends to internally allocate $0.05 of the selling concession for each Trigger PLUS as a structuring fee.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The Trigger PLUS are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC

Pricing Supplement No. 7,604 dated September 27, 2022

The issue price, underwriting discount and net proceeds listed on the cover page relate to the Trigger PLUS we sell initially. We may decide to sell additional Trigger PLUS after the date of this pricing supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in the Trigger PLUS will depend in part on the issue price you pay for such Trigger PLUS.

GS Finance Corp. may use this prospectus in the initial sale of the Trigger PLUS. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a Trigger PLUS after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

September 2022

Estimated Value of Your Trigger PLUS

The estimated value of your Trigger PLUS at the time the terms of your Trigger PLUS are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is equal to approximately $9.22 per $10 principal amount, which is less than the original issue price. The value of your Trigger PLUS at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell Trigger PLUS (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your Trigger PLUS at the time of pricing, plus an additional amount (initially equal to $0.78 per $10 principal amount).

The price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your Trigger PLUS (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your Trigger PLUS (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero from the time of pricing through September 26, 2024, as described below). On and after September 27, 2024, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your Trigger PLUS (if it makes a market) will equal approximately the then-current estimated value of your Trigger PLUS determined by reference to such pricing models.

With respect to the $0.78 initial additional amount:

•  $0.43  will decline to zero on a straight-line basis from the time of pricing through September 26, 2024; and

•  $0.35 will decline to zero on a straight-line basis from October 27, 2022 through November 9, 2022.

About Your Trigger PLUS

The Trigger PLUS are notes that are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below and should be read in conjunction with such documents:

•General terms supplement no. 2,913 dated June 17, 2021

•Underlier supplement no. 28 dated July 26, 2022

•Prospectus supplement dated March 22, 2021

•Prospectus dated March 22, 2021

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your Trigger PLUS.

Please note that, for purposes of this pricing supplement, references in the general terms supplement no. 2,913 to “underlier(s)”, “indices”, “exchange-traded fund(s)”, “lesser performing”, “trade date”, “underlier sponsor”, “determination date”, “face amount”, “level” and “cash settlement amount” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “underlying ETF(s)”, “worst performing”, “pricing date”, “underlying index publisher”, “valuation date”, “principal amount”, “value” and “payment at maturity”, respectively. In addition, for purposes of this pricing supplement, references in the general terms supplement no. 2,913 to “trading day” shall be deemed to refer to “basket component business day”, “underlying business day”, “index business day” or “ETF business day”, as applicable, and references to “closing level” shall be deemed to refer to “closing price,” “closing value,” “index closing value” or “ETF closing price”, as applicable.

Please note that, for purposes of this pricing supplement, references in the underlier supplement no. 28 to “underlier(s)”, “indices”, “exchange-traded fund(s)”, “trade date” and “underlier sponsor” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “underlying ETF(s)”, “pricing date” and “underlying index publisher”, respectively.

September 2022

September 2022

Registration Statement No. 333- 253421

STRUCTURED INVESTMENTS

    Opportunities in U.S. Equities and Treasury Bonds

GS Finance Corp.

$40,465,000 Trigger PLUS Based on the Value of a Basket Consisting of an Index and an ETF due October 2, 2028

Principal at Risk Securities

The Trigger Performance Leveraged Upside SecuritiesSM (Trigger PLUS) do not bear interest and are unsecured notes issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc. The amount that you will be paid on your Trigger PLUS at stated maturity (October 2, 2028) is based on the performance of a weighted basket composed of the S&P 500® Index (65.00% weighting) and the iShares® 7-10 Year Treasury Bond ETF (ETF) (35.00% weighting), as measured from the pricing date (September 27, 2022) to and including the valuation date (September 27, 2028).

The return on your Trigger PLUS is linked, in part, to the performance of the ETF, and not to that of the ICE U.S. Treasury 7-10 Year Bond Index (underlying index) on which the ETF is based. The ETF follows a strategy of "representative sampling", which means the ETF’s holdings are not the same as those of its underlying index. The performance of the ETF may significantly diverge from that of its underlying index.

The initial basket value is 100, and the final basket value (the basket closing value on the valuation date) will equal the sum of the products, as calculated separately for each basket component, of: (i) the final basket component value multiplied by (ii) the applicable multiplier. The multiplier will equal, for each basket component, the quotient of (i) the weighting of such basket component multiplied by 100 divided by (ii) the initial basket component value.

At maturity, if the final basket value is greater than the initial basket value of 100, the return on your Trigger PLUS will be positive and equal to the product of the leverage factor of 123.00% multiplied by the basket percent increase (the percentage increase in the final basket value from the initial basket value). If the final basket value is equal to or less than the initial basket value but greater than or equal to the trigger level of 65.00% of the initial basket value, you will receive the principal amount of your Trigger PLUS. However, if the final basket value is less than the trigger level, you will lose a significant portion of your investment. Declines in one basket component may offset increases in the other basket component. Due to the unequal weighting of each basket component, the performance of the basket component with greater weight will have a significantly larger impact on the return on your Trigger PLUS than the performance of the basket component with lesser weight.

At maturity, for each $10 principal amount of your Trigger PLUS, you will receive an amount in cash equal to:

•	if the final basket value is greater than the initial basket value, the sum of (i) $10 plus (ii) the product of (a) $10 times (b) 1.23 times (c) the basket percent increase;
•	if the final basket value is equal to or less than the initial basket value, but greater than or equal to the trigger level, $10; or
•	if the final basket value is less than the trigger level, the product of (i) $10 times (ii) the quotient of (a) the final basket value divided by (b) the initial basket value.

The Trigger PLUS are for investors who seek the potential to earn 123.00% of any positive return of the basket, are willing to forgo interest payments and are willing to risk losing their entire investment if the final basket value is less than the trigger level.

FINAL TERMS
Issuer / Guarantor:	GS Finance Corp. / The Goldman Sachs Group, Inc.
Basket:	as described more fully below, a weighted basket composed of the S&P 500® Index (Bloomberg symbol, “SPX Index”) and the iShares® 7-10 Year Treasury Bond ETF (Bloomberg symbol, “IEF UQ”)
Aggregate principal amount:	$40,465,000
Pricing date:	September 27, 2022
Original issue date:	September 30, 2022
Valuation date:	September 27, 2028, subject to postponement
Stated maturity date:	October 2, 2028, subject to postponement
Stated principal amount/Original issue price:	$ 10 per Trigger PLUS / 100% of the principal amount
Estimated value range:	$ approximately $9.22 per Trigger PLUS. See the following page for more information.

September 2022

Basket (continued from previous page):	Basket component	Basket component weighting	Initial basket component value	Multiplier
	S&P 500® Index	65.00%	3,647.29	0.01782145
	iShares® 7-10 Year Treasury Bond ETF	35.00%	$94.56	0.37013536
We refer to each of the S&P 500® Index and the iShares® 7-10 Year Treasury Bond ETF singularly as a basket component and together as the basket components.
Payment at maturity:

If the final basket value is greater than the initial basket value,

$10 + the leveraged upside payment

If the final basket value is equal to or less than the initial basket value, but greater than or equal to the trigger level, $10

If the final basket value is less than the trigger level, $10 × the basket performance factor

This amount will be less than the stated principal amount of $10, will represent a loss of more than 35.00% and could be zero.

Leveraged upside payment:	$10 × leverage factor × basket percent increase
Leverage factor:	123.00%
Basket percent increase:	(final basket value - initial basket value) / initial basket value
Initial basket value:	100
Final basket value:	The basket closing value on the valuation date
Trigger level:	65.00% of the initial basket value
Basket closing value:	The basket closing value on any day is the sum of the products of the basket component closing value of each basket component times the applicable multiplier for such basket component on such date.
Basket component closing value:	In the case of each basket component, the closing value of such basket component.
Multiplier:

Each multiplier will be set on the pricing date based on the applicable basket component’s respective initial basket component value so that each basket component will represent its applicable basket component weighting in the predetermined initial basket value. Each multiplier will remain constant for the term of the Trigger PLUS and will equal, for each basket component, (i) the product of the applicable basket component weighting times 100 divided by (ii) the applicable initial basket component value. See “Basket — Multiplier” above.

Basket performance factor:	final basket value / initial basket value
CUSIP / ISIN:	36264Q586 / US36264Q5861
Listing:	The Trigger PLUS will not be listed on any securities exchange
Underwriter:	Goldman Sachs & Co. LLC

September 2022

GS Finance Corp. Trigger PLUS Based on the Value of a Basket Consisting of an Index and an ETF due October 2, 2028 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

We refer to the Trigger PLUS we are offering by this pricing supplement as the “offered Trigger PLUS” or the “Trigger PLUS”. Each of the offered Trigger PLUS has the terms described under “Summary Terms” and “Additional Provisions” in this pricing supplement. Please note that in this pricing supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated March 22, 2021, references to the “accompanying prospectus supplement” mean the accompanying prospectus supplement, dated March 22, 2021, for Medium-Term Notes, Series F, references to the “accompanying underlier supplement no. 28” mean the accompanying underlier supplement no. 28 dated July 26, 2022 and references to the “accompanying general terms supplement no. 2,913” mean the accompanying general terms supplement no. 2,913, dated June 17, 2021, in each case of GS Finance Corp. and The Goldman Sachs Group, Inc. The Trigger PLUS will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

Investment Summary

Trigger Performance Leveraged Upside Securities

The Trigger PLUS Based on the Value of a Basket Consisting of an Index and an ETF due October 2, 2028 (the “Trigger PLUS”) can be used:

•	As an alternative to direct exposure to the basket that enhances returns for any positive performance of the basket.
•	To potentially outperform the basket with no limitation on the appreciation potential.
•

To provide limited protection against a loss of principal in the event of a decline of the basket from the initial basket value to the final basket value but only if the final basket value is greater than or equal to the trigger level.

However, you will not receive dividends on the iShares® 7-10 Year Treasury Bond ETF or the securities comprising the basket components (with respect to any basket component, the “basket component securities”) or any interest payments on your Trigger PLUS.

 If the final basket value is less than the trigger level, the Trigger PLUS are exposed on a 1:1 basis to the negative performance of the basket from the initial basket value to the final basket value.

Maturity:	Approximately 6 years
Payment at maturity:

•     If the final basket value is greater than the initial basket value, $10 + the leveraged upside payment.

•     If the final basket value is equal to or less than the initial basket value, but greater than or equal to the trigger level, $10.

•     If the final basket value is less than the trigger level, $10 × the basket performance factor. This amount will be less than the stated principal amount of $10, will represent a loss of more than 35.00% and could be zero.

Leverage factor:	123.00% (applicable only if the final basket value is greater than the initial basket value)
Basket percent increase:	(final basket value - initial basket value) / initial basket value
Leveraged upside payment:	$10 × leverage factor × basket percent increase

September 2022

GS Finance Corp. Trigger PLUS Based on the Value of a Basket Consisting of an Index and an ETF due October 2, 2028 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Basket performance factor:	final basket value / initial basket value
Trigger level:	65.00% of the initial basket value
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the Trigger PLUS.
Basket component weightings:	65.00% for the S&P 500® Index and 35.00% for the iShares® 7-10 Year Treasury Bond ETF
Interest:	None
Redemption:	None. The Trigger PLUS will not be subject to redemption right or price dependent redemption right.

Key Investment Rationale

The Trigger PLUS offer leveraged exposure to any positive performance of the basket. At maturity, if the basket has appreciated in value, investors will receive the stated principal amount of their investment plus the leveraged upside payment. If the basket has not appreciated in value or has depreciated in value, but the final basket value is greater than or equal to the trigger level of 65.00% of the initial basket value, investors will receive the stated principal amount of their investment.  However, if the basket has depreciated in value and the final basket value is less than the trigger level, investors will lose 1.00% for every 1.00% decline in the basket value from the pricing date to the valuation date of the Trigger PLUS. Under these circumstances, the payment at maturity will be more than 35.00% less than the stated principal amount, will represent a loss of more than 35.00% and could be zero. Investors will not receive dividends on the iShares® 7-10 Year Treasury Bond ETF or the basket component securities or any interest payments on the Trigger PLUS and investors may lose their entire initial investment in the Trigger PLUS. All payments on the Trigger PLUS are subject to the credit risk of GS Finance Corp., as issuer, and The Goldman Sachs Group, Inc., as guarantor.

Leveraged Performance

The Trigger PLUS offer investors an opportunity to capture enhanced returns relative to a direct investment in the basket. However, investors will not receive dividends on the iShares® 7-10 Year Treasury Bond ETF or the basket component securities or any interest payments on the Trigger PLUS.

Trigger Feature

At maturity, even if the basket has declined over the term of the Trigger PLUS, you will receive your stated principal amount but only if the final basket value is greater than or equal to the trigger level of 65.00% of the initial basket value.

Upside Scenario

The basket increases in value. In this case, you receive a full return of principal as well as 123.00% of the increase in the value of the basket.  For example, if the final basket value is 2.00% greater than the initial basket value, the Trigger PLUS will provide a total return of 2.46% at maturity.

Par Scenario

The final basket value is less than or equal to the initial basket value but is greater than or equal to the trigger level. In this case, you receive the stated principal amount of $10 at maturity even if the basket has depreciated.

Downside Scenario

The basket declines in value and the final basket value is less than the trigger level. In this case, you receive less than the stated principal amount by an amount proportionate to the decline in the value of the basket from the initial basket value. For example, if the final basket value is 40.00% less than the initial basket value, the Trigger PLUS will provide at maturity a loss of 40.00% of principal. In this case, you receive $6.00 per Trigger PLUS, or 60.00% of the stated principal amount. There is no minimum payment at maturity on the Trigger PLUS, and you could lose your entire investment.

September 2022

GS Finance Corp. Trigger PLUS Based on the Value of a Basket Consisting of an Index and an ETF due October 2, 2028 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

How the Trigger PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Trigger PLUS based on the following terms:

Stated principal amount:	$10 per Trigger PLUS
Leverage factor:	123.00%
Trigger level:	65.00% of the initial basket value
Minimum payment at maturity:	None

Trigger PLUS Payoff Diagram

150%
100%
50%
0%
Trigger PLUS Performance
Basket Performance
0%
50%
65%
100%
150%
Hypothetical Payment at Maturity Amount as % of Stated Principal Amount
Hypothetical Final Basket Level as % of Initial Basket Level

How it works

Upside Scenario. If the final basket value is greater than the initial basket value, investors will receive the $10 stated principal amount plus 123.00% of the appreciation of the basket from the pricing date to the valuation date of the Trigger PLUS.

▪	If the basket appreciates 2.00%, investors will receive a 2.46% return, or $10.246 per Trigger PLUS.

Par Scenario. If the final basket value is less than or equal to the initial basket value but is greater than or equal to the trigger level, investors will receive the $10 stated principal amount per Trigger PLUS.

▪	If the basket depreciates 5.00%, investors will receive the $10 stated principal amount per Trigger PLUS.

Downside Scenario. If the final basket value is less than the trigger level, investors will receive an amount that is significantly less than the $10 stated principal amount, based on a 1.00% loss of principal for each 1.00% decline in the basket. Under these circumstances, the payment at maturity will be more than 35.00% less than the stated principal amount per Trigger PLUS. There is no minimum payment at maturity on the Trigger PLUS.

▪	If the basket depreciates 40.00%, investors will lose 40.00% of their principal and receive only $6.00 per Trigger PLUS at maturity, or 60.00% of the stated principal amount.

September 2022

GS Finance Corp. Trigger PLUS Based on the Value of a Basket Consisting of an Index and an ETF due October 2, 2028 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Additional Hypothetical Examples

The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and merely are intended to illustrate the impact that the various hypothetical basket closing values or hypothetical basket component closing values of the basket components on the valuation date could have on the payment at maturity assuming all other variables remain constant.

The examples below are based on a range of final basket values and basket component closing values of the basket components that are entirely hypothetical; the basket closing value on any day throughout the life of the Trigger PLUS, including the final basket value on the valuation date, cannot be predicted. The basket components have been highly volatile in the past — meaning that the basket component closing values of the basket components have changed considerably in relatively short periods — and their performances cannot be predicted for any future period.

The information in the following examples reflects hypothetical rates of return on the offered Trigger PLUS assuming that they are purchased on the original issue date at the stated principal amount and held to the stated maturity date. If you sell your Trigger PLUS in a secondary market prior to the stated maturity date, your return will depend upon the market value of your Trigger PLUS at the time of sale, which may be affected by a number of factors that are not reflected in the examples below such as interest rates, the volatility of the basket components and the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor. The information in the examples also reflects the key terms and assumptions in the box below.

Key Terms and Assumptions
Stated principal amount	$10
Leverage factor	123.00%
Trigger level	65.00% of the initial basket value
Neither a market disruption event nor a non-basket component business day occurs with respect to any basket component on the originally scheduled valuation date

No change in or affecting (i) the basket components, (ii) any of the basket component securities, (iii) the method by which the basket component publisher calculates the S&P 500® Index or the underlying index of the iShares® 7-10 Year Treasury Bond ETF or (iv) the policies of the basket component investment advisor of the iShares® 7-10 Year Treasury Bond ETF

Trigger PLUS purchased on original issue date at the stated principal amount and held to the stated maturity date

For these reasons, the actual performance of the basket over the life of your Trigger PLUS, as well as the amount payable at maturity, if any, may bear little relation to the hypothetical examples shown below or to the historical basket component closing values shown elsewhere in this pricing supplement. For information about the historical values of the basket components during recent periods, see “The Basket and the Basket Components — Historical Basket Component Closing Values of the Basket Components and Basket Closing Values” below. Before investing in the offered Trigger PLUS, you should consult publicly available information to determine the values of the basket components between the date of this pricing supplement and the date of your purchase of the offered Trigger PLUS.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your Trigger PLUS, tax liabilities could affect the after-tax rate of return on your Trigger PLUS to a comparatively greater extent than the after-tax return on the basket component securities.

The values in the left column of the table below represent hypothetical final basket values and are expressed as percentages of the initial basket value. The amounts in the right column represent the hypothetical payments at maturity, based on the corresponding hypothetical final basket value, and are expressed as percentages of the stated principal amount of a Trigger PLUS (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical payment at maturity of 100.000% means that the value of the cash payment that we would deliver for each $10 of the outstanding stated principal amount of the offered Trigger PLUS on the stated maturity date would

September 2022

GS Finance Corp. Trigger PLUS Based on the Value of a Basket Consisting of an Index and an ETF due October 2, 2028 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

equal 100.000% of the stated principal amount of a Trigger PLUS, based on the corresponding hypothetical final basket value and the assumptions noted above.

Hypothetical Final Basket Value (as Percentage of Initial Basket Value)	Hypothetical Payment at Maturity (as Percentage of Stated Principal Amount)
200.000%	223.000%
170.000%	186.100%
160.000%	173.800%
150.000%	161.500%
120.000%	124.600%
110.000%	112.300%
100.000%	100.000%
95.000%	100.000%
92.000%	100.000%
65.000%	100.000%
64.999%	64.999%
60.000%	60.000%
50.000%	50.000%
30.000%	30.000%
25.000%	25.000%
0.000%	0.000%

If, for example, the final basket value were determined to be 25.000% of the initial basket value, the payment at maturity that we would deliver on your Trigger PLUS at maturity would be 25.000% of the stated principal amount of your Trigger PLUS, as shown in the table above. As a result, if you purchased your Trigger PLUS on the original issue date at the stated principal amount and held them to the stated maturity date, you would lose 75.000% of your investment (if you purchased your Trigger PLUS at a premium to stated principal amount you would lose a correspondingly higher percentage of your investment). If the final basket value were determined to be zero, you would lose your entire investment in the Trigger PLUS.

The following examples illustrate the hypothetical payment at maturity for each Trigger PLUS based on hypothetical basket component closing values on the valuation date (which we refer to as the final basket component values) for each of the basket components, calculated based on the key terms and assumptions above. The values in Column A represent the initial basket component values for each basket component, and the values in Column B represent the hypothetical final basket component values for each of the basket components. The percentages in Column C represent hypothetical final basket component values for each basket component in Column B expressed as percentages of the corresponding initial basket component values in Column A. The amounts in Column D represent the applicable multiplier for each basket component, and the amounts in Column E represent the products of the values in Column B times the corresponding amounts in Column D. The final basket value for each example is shown beneath each example, and will equal the sum of the products shown in Column E.  The basket percent increase will equal the quotient of (i) the final basket value for such example minus the initial basket value divided by (ii) the initial basket value, expressed as a percentage. The values below have been rounded for ease of analysis.

September 2022

GS Finance Corp. Trigger PLUS Based on the Value of a Basket Consisting of an Index and an ETF due October 2, 2028 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Example 1: The final basket value is greater than the initial basket value.

	Column A	Column B	Column C	Column D	Column E

Basket Component	Initial Basket Component Value	Hypothetical Final Basket Component Value	Column B / Column A	Multiplier	Column B x Column D
S&P 500® Index (65.00% weighting)	3,647.29	3,829.65	105.00%	0.01782145	68.25
iShares® 7-10 Year Treasury Bond ETF (35.00% weighting)	$94.56	$99.29	105.00%	0.37013536	36.75

			Final Basket Value:		105.00
			Basket Percent Increase:		5.00%

In this example, the hypothetical final basket component values for all of the basket components are greater than the applicable initial basket component values, which results in the hypothetical final basket value being greater than the initial basket value of 100.00. Since the hypothetical final basket value was determined to be 105.00, the hypothetical payment at maturity for each $10 principal amount of your Trigger PLUS will equal $10 plus the leveraged upside payment, which equals:

$10 + ($10 × 123.00% × 5.00%) = $10.615

Example 2: The final basket value is less than the initial basket value but greater than the trigger level. The payment at maturity equals the $10 principal amount.

	Column A	Column B	Column C	Column D	Column E

Basket Component	Initial Basket Component Value	Hypothetical Final Basket Component Value	Column B / Column A	Multiplier	Column B x Column D
S&P 500® Index (65.00% weighting)	3,647.29	3,464.93	95.00%	0.01782145	61.75
iShares® 7-10 Year Treasury Bond ETF (35.00% weighting)	$94.56	$89.83	95.00%	0.37013536	33.25

			Final Basket Value:	95.00

In this example, the hypothetical final basket component values for all of the basket components are less than the applicable initial basket component values, which results in the hypothetical final basket value being less than the initial basket value of 100.00. Since the hypothetical final basket value of 95.00 is greater than the trigger level of 65.00% of the initial basket value but less than the initial basket value of 100.00, the hypothetical payment at maturity for each $10 principal amount of your Trigger PLUS will equal the principal amount of the Trigger PLUS, or $10.

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Example 3: The final basket value is less than the trigger level. The payment at maturity is less than the $10 principal amount.

	Column A	Column B	Column C	Column D	Column E

Basket Component	Initial Basket Component Value	Hypothetical Final Basket Component Value	Column B / Column A	Multiplier	Column B x Column D
S&P 500® Index (65.00% weighting)	3,647.29	911.82	25.00%	0.01782145	16.25
iShares® 7-10 Year Treasury Bond ETF (35.00% weighting)	$94.56	$113.47	120.00%	0.37013536	42.00

			Final Basket Value:	58.25

In this example, the hypothetical final basket component value of the S&P 500® Index is less than its initial basket component value, while the hypothetical final basket component value of the iShares® 7-10 Year Treasury Bond ETF is greater than its hypothetical initial basket component value.

Because the basket components are unequally weighted, an increase in the lower-weighted basket component may be more than offset by a decrease in the higher-weighted basket component. In this example, the large decline in the level of the S&P 500® Index results in the hypothetical final basket value being less than the trigger level of 65.00% of the initial basket value, even though the level of the iShares® 7-10 Year Treasury Bond ETF increased.

Because the hypothetical final basket level of 58.25 is less than the trigger level of 65.00% of the initial basket value, the hypothetical payment at maturity for each $10 principal amount of your Trigger PLUS will equal:

$10 × (58.25/100.00) = $5.825

Example 4: The final basket value is less than the trigger level. The payment at maturity is less than the $10 principal amount.

	Column A	Column B	Column C	Column D	Column E

Basket Component	Hypothetical Initial Basket Component Value	Hypothetical Final Basket Component Value	Column B / Column A	Multiplier	Column B x Column D
S&P 500® Index (65.00% weighting)	3,647.29	2,188.37	60.00%	0.01782145	39.00
iShares® 7-10 Year Treasury Bond ETF (35.00% weighting)	$94.56	$56.74	60.00%	0.37013536	21.00

			Final Basket Value:	60.00

In this example, the hypothetical final basket component values for all of the basket components are less than the applicable initial basket component values, which results in the hypothetical final basket value being less than the initial basket value of 100.00. Since the hypothetical final basket value of 60.00 is less than the trigger level of 65.00% of the initial basket value, the hypothetical payment at maturity for each $10 principal amount of your Trigger PLUS will equal:

$10 x (60.00/100.00) = $6.00

The payments at maturity shown above are entirely hypothetical; they are based on market prices for the basket component securities that may not be achieved on the valuation date and on assumptions that may prove to be erroneous. The actual market value of your Trigger PLUS on the stated maturity date or at any other time, including any time you may wish to sell your Trigger PLUS, may bear little relation to the hypothetical payments at maturity shown above, and these amounts should not be viewed as an indication of the financial return on an investment in

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the offered Trigger PLUS. The hypothetical payments at maturity on Trigger PLUS held to the stated maturity date in the examples above assume you purchased your Trigger PLUS at their stated principal amount and have not been adjusted to reflect the actual issue price you pay for your Trigger PLUS. The return on your investment (whether positive or negative) in your Trigger PLUS will be affected by the amount you pay for your Trigger PLUS. If you purchase your Trigger PLUS for a price other than the stated principal amount, the return on your investment will differ from, and may be significantly lower than, the hypothetical returns suggested by the above examples. Please read “Risk Factors — The Market Value of Your Trigger PLUS May Be Influenced by Many Unpredictable Factors” below.

Payments on the Trigger PLUS are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the Trigger PLUS are economically equivalent to a combination of an interest-bearing bond bought by the holder (although the Trigger PLUS do not pay interest) and one or more options entered into between the holder and us (with one or more implicit option premiums paid over time). The discussion in this paragraph does not modify or affect the terms of the Trigger PLUS or the U.S. federal income tax treatment of the Trigger PLUS, as described elsewhere in this pricing supplement.

We cannot predict the actual final basket value or what the market value of your Trigger PLUS will be on any particular basket component business day, nor can we predict the relationship between the basket component closing values of each basket component and the market value of your Trigger PLUS at any time prior to the stated maturity date. The actual amount that you will receive at maturity and the rate of return on the offered Trigger PLUS will depend on the actual final basket value determined by the calculation agent as described above. Moreover, the assumptions on which the hypothetical returns are based may turn out to be inaccurate. Consequently, the amount of cash to be paid in respect of your Trigger PLUS on the stated maturity date may be very different from the information reflected in the examples above.

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Risk Factors

An investment in your Trigger PLUS is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement, under “Additional Risk Factors Specific to the Securities” in the accompanying underlier supplement no. 28 and under “Additional Risk Factors Specific to the Notes” in the accompanying general terms supplement no. 2,913. You should carefully review these risks and considerations as well as the terms of the Trigger PLUS described herein and in the accompanying prospectus, the accompanying prospectus supplement, the accompanying underlier supplement no. 28 and the accompanying general terms supplement no. 2,913. Your Trigger PLUS are a riskier investment than ordinary debt securities. Also, your Trigger PLUS are not equivalent to investing directly in the basket component securities, i.e., with respect to a basket component to which your Trigger PLUS are linked, the securities comprising such basket component. You should carefully consider whether the offered Trigger PLUS are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

Your Trigger PLUS Do Not Bear Interest

You will not receive any interest payments on your Trigger PLUS. As a result, even if the payment at maturity payable for your Trigger PLUS on the stated maturity date exceeds the stated principal amount of your Trigger PLUS, the overall return you earn on your Trigger PLUS may be less than you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate.

You May Lose Your Entire Investment in the Trigger PLUS

You can lose your entire investment in the Trigger PLUS. The cash payment on your Trigger PLUS, if any, on the stated maturity date will be based on the performance of a weighted basket composed of the S&P 500® Index and the iShares® 7-10 Year Treasury Bond ETF as measured from the initial basket value to the basket closing value on the valuation date. If the final basket value is less than the trigger level, you will lose 1.00% of the stated principal amount of your Trigger PLUS for every 1.00% decline in the basket value from the pricing date to the valuation date of the Trigger PLUS. Thus, you may lose your entire investment in the Trigger PLUS.

Also, the market price of your Trigger PLUS prior to the stated maturity date may be significantly lower than the purchase price you pay for your Trigger PLUS. Consequently, if you sell your Trigger PLUS before the stated maturity date, you may receive far less than the amount of your investment in the Trigger PLUS.

The Trigger PLUS Are Subject to the Credit Risk of the Issuer and the Guarantor

Although the return on the Trigger PLUS will be based on the performance of the basket components, the payment of any amount due on the Trigger PLUS is subject to the credit risk of GS Finance Corp., as issuer of the Trigger PLUS, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the Trigger PLUS. The Trigger PLUS are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the Trigger PLUS, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the Trigger PLUS, to pay all amounts due on the Trigger PLUS, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” on page S-5 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer — Guarantee by The Goldman Sachs Group, Inc.” on page 67 of the accompanying prospectus.

The Return on Your Trigger PLUS May Change Significantly Despite Only a Small Incremental Change in the Value of the Basket

If the final basket value is less than the trigger level, you will lose all or a substantial portion of your investment in the Trigger PLUS. This means that while a 35.00% drop between the initial basket value and

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the final basket value will not result in a loss of principal on the Trigger PLUS, a decrease in the final basket value to less than 65.00% of the initial basket value will result in a loss of a significant portion of the stated principal amount of the Trigger PLUS despite only a small incremental change in the value of the basket.

The Lower Performance of One Basket Component May Offset an Increase in the Other Basket Component

Declines in the value of one basket component may offset an increase in the value of the other basket component. As a result, any return on the basket — and thus on your Trigger PLUS — may be reduced or eliminated, which will have the effect of reducing the amount payable in respect of your Trigger PLUS at maturity. In addition, because the basket components are not equally weighted, increases in the lower weighted basket component may be offset by even small decreases in the more heavily weighted basket component.

The Return on Your Trigger PLUS Will Not Reflect Any Dividends Paid on the iShares® 7-10 Year Treasury Bond ETF or the Basket Component Securities, as Applicable

The basket component publisher of the S&P 500® Index calculates the value of the S&P 500® Index by reference to the prices of its basket component securities, without taking account of the value of dividends paid on those basket component securities. Therefore, the return on your Trigger PLUS will not reflect the return you would realize if you actually owned such basket component securities and received the dividends paid on those securities. In addition, the return on your Trigger PLUS will not reflect the return you would realize if you actually owned the iShares® 7-10 Year Treasury Bond ETF and received the dividends paid on the shares of such basket component. You will not receive any dividends that may be paid on any of the basket component securities by the basket component security issuers or on the shares of the iShares® 7-10 Year Treasury Bond ETF. See “—Investing in the Trigger PLUS is Not Equivalent to Investing in the Basket Components; You Have No Shareholder Rights or Rights to Receive Any Shares of the iShares® 7-10 Year Treasury Bond ETF or Any Basket Component Securities” below for additional information.

The Estimated Value of Your Trigger PLUS At the Time the Terms of Your Trigger PLUS Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Trigger PLUS

The original issue price for your Trigger PLUS exceeds the estimated value of your Trigger PLUS as of the time the terms of your Trigger PLUS are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such expected estimated value on the pricing date is set forth above under “Estimated Value of Your Trigger PLUS”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your Trigger PLUS (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your Trigger PLUS as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Trigger PLUS”) will decline to zero over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Trigger PLUS”. Thereafter, if GS&Co. buys or sells your Trigger PLUS it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your  Trigger PLUS at any time also will reflect its then current bid and ask spread for similar sized trades of structured securities.

In estimating the value of your Trigger PLUS as of the time the terms of your Trigger PLUS are set on the pricing date, as disclosed above under “Estimated Value of Your Trigger PLUS”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the Trigger PLUS. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your Trigger PLUS in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your Trigger PLUS determined by reference to our models due to, among other things, any differences in pricing models or

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assumptions used by others. See “— The Market Value of Your Trigger PLUS May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your Trigger PLUS as of the time the terms of your Trigger PLUS are set on the pricing date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the Trigger PLUS, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your Trigger PLUS. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your Trigger PLUS.

In addition to the factors discussed above, the value and quoted price of your Trigger PLUS at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the Trigger PLUS, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your Trigger PLUS, including the price you may receive for your Trigger PLUS in any market making transaction. To the extent that GS&Co. makes a market in the Trigger PLUS, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured Trigger PLUS (and subject to the declining excess amount described above).

Furthermore, if you sell your Trigger PLUS, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your Trigger PLUS in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your Trigger PLUS at any price and, in this regard, GS&Co. is not obligated to make a market in the Trigger PLUS. See “— Your Trigger PLUS May Not Have an Active Trading Market” below.

The Amount Payable on Your Trigger PLUS Is Not Linked to the Basket Component Closing Value of the Basket Components at Any Time Other than the Valuation Date

The final basket value will be based on the basket component closing values of the basket components on the valuation date (subject to adjustment as described elsewhere in this pricing supplement). Therefore, if the basket component closing values of the basket components dropped precipitously on the valuation date, the payment at maturity for your Trigger PLUS may be significantly less than it would have been had the payment at maturity been linked to basket component closing values of the basket components prior to such drop in the values of the basket components. Although the actual value of the basket components on the stated maturity date or at other times during the life of your Trigger PLUS may be higher than the basket component closing values of the basket components on the valuation date, you will not benefit from the basket component closing values of the basket components at any time other than on the valuation date.

The Market Value of Your Trigger PLUS May Be Influenced by Many Unpredictable Factors

When we refer to the market value of your Trigger PLUS, we mean the value that you could receive for your Trigger PLUS if you chose to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control, will influence the market value of your Trigger PLUS, including:

•	the value of the basket and the basket components;
•	the volatility – i.e., the frequency and magnitude of changes – in the basket component closing values of the basket components;
•	the dividend rates of the basket component securities;
•

economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the basket component securities, and which may affect the basket component closing values of the basket components;

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•	interest rates and yield rates in the market;
•	the time remaining until your Trigger PLUS mature; and
•

our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your Trigger PLUS may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in Trigger PLUS with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors, and many other factors, will influence the price you will receive if you sell your Trigger PLUS before maturity, including the price you may receive for your Trigger PLUS in any market making transaction. If you sell your Trigger PLUS before maturity, you may receive less than the principal amount of your Trigger PLUS or the amount you may receive at maturity.

You cannot predict the future performance of the basket components based on their historical performance. The actual performance of the basket components over the life of the offered Trigger PLUS or the payment at maturity may bear little or no relation to the historical basket component closing values of the basket components or to the hypothetical examples shown elsewhere in this pricing supplement.

Your Trigger PLUS May Not Have an Active Trading Market

Your Trigger PLUS will not be listed or displayed on any securities exchange or included in any interdealer market quotation system, and there may be little or no secondary market for your Trigger PLUS. Even if a secondary market for your Trigger PLUS develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your Trigger PLUS in any secondary market could be substantial.

If the Values of the Basket Components Change, the Market Value of Your Trigger PLUS May Not Change in the Same Manner

The price of your Trigger PLUS may move quite differently than the performance of the basket components. Changes in the value of one or more of the basket components may not result in a comparable change in the market value of your Trigger PLUS. Even if the value of one or more of the basket components increases above its initial basket component value during some portion of the life of the Trigger PLUS, the market value of your Trigger PLUS may not reflect this amount. We discuss some of the reasons for this disparity under “— The Market Value of Your Trigger PLUS May Be Influenced by Many Unpredictable Factors” above.

Investing in the Trigger PLUS is Not Equivalent to Investing in the iShares® 7-10 Year Treasury Bond ETF or the Basket Component Securities; You Have No Shareholder Rights or Rights to Receive Any Shares of the iShares® 7-10 Year Treasury Bond ETF or Any Basket Component Security

Investing in your Trigger PLUS is not equivalent to investing in the iShares® 7-10 Year Treasury Bond ETF or the basket component securities and will not make you a holder of any shares of the iShares® 7-10 Year Treasury Bond ETF or the basket component securities. Neither you nor any other holder or owner of your Trigger PLUS will have any rights with respect to the iShares® 7-10 Year Treasury Bond ETF or the basket component securities, including any voting rights, any right to receive dividends or other distributions, any rights to make a claim against the iShares® 7-10 Year Treasury Bond ETF or the basket component security issuers or any other rights of a holder of shares of the iShares® 7-10 Year Treasury Bond ETF or the basket component securities. Your Trigger PLUS will be paid in cash and you will have no right to receive delivery of any shares of the iShares® 7-10 Year Treasury Bond ETF or any basket component securities.

We May Sell an Additional Aggregate Stated Principal Amount of the Trigger PLUS at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate stated principal amount of the Trigger PLUS subsequent to the date of this pricing supplement. The issue price of the Trigger PLUS in the subsequent sale

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may differ substantially (higher or lower) from the original issue price you paid as provided on the cover of this pricing supplement.

If You Purchase Your Trigger PLUS at a Premium to Stated Principal Amount, the Return on Your Investment Will Be Lower Than the Return on Trigger PLUS Purchased at Stated Principal Amount and the Impact of Certain Key Terms of the Trigger PLUS Will be Negatively Affected

The payment at maturity will not be adjusted based on the issue price you pay for the Trigger PLUS. If you purchase Trigger PLUS at a price that differs from the stated principal amount of the Trigger PLUS, then the return on your investment in such Trigger PLUS held to the stated maturity date will differ from, and may be substantially less than, the return on Trigger PLUS purchased at stated principal amount. If you purchase your Trigger PLUS at a premium to stated principal amount and hold them to the stated maturity date the return on your investment in the Trigger PLUS will be lower than it would have been had you purchased the Trigger PLUS at stated principal amount or a discount to stated principal amount.

Risks Related to Conflicts of Interest

Other Investors May Not Have the Same Interests as You

Other investors in the Trigger PLUS are not required to take into account the interests of any other investor in exercising remedies or voting or other rights in their capacity as securityholders. The interests of other investors may, in some circumstances, be adverse to your interests. Further, other investors in the market may take short positions (directly or indirectly through derivative transactions) on assets that are the same or similar to your Trigger PLUS, the underlying securities or other similar securities, which may adversely impact the market for or value of your Trigger PLUS.

Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Trigger PLUS and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Trigger PLUS

Goldman Sachs has hedged or expects to hedge our obligations under the Trigger PLUS by purchasing listed or over-the-counter options, futures and/or other instruments linked to the basket components and the basket component securities. Goldman Sachs also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the basket components or the basket component securities, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the valuation date for your Trigger PLUS. Alternatively, Goldman Sachs may hedge all or part of our obligations under the Trigger PLUS with unaffiliated distributors of the Trigger PLUS which we expect will undertake similar market activity. Goldman Sachs may also enter into, adjust and unwind hedging transactions relating to other index-linked securities whose returns are linked to changes in the value of the basket components or the basket component securities, as applicable.

In addition to entering into such transactions itself, or distributors entering into such transactions, Goldman Sachs may structure such transactions for its clients or counterparties, or otherwise advise or assist clients or counterparties in entering into such transactions. These activities may be undertaken to achieve a variety of objectives, including: permitting other purchasers of the Trigger PLUS or other securities to hedge their investment in whole or in part; facilitating transactions for other clients or counterparties that may have business objectives or investment strategies that are inconsistent with or contrary to those of investors in the Trigger PLUS; hedging the exposure of Goldman Sachs to the Trigger PLUS including any interest in the Trigger PLUS that it reacquires or retains as part of the offering process, through its market-making activities or otherwise; enabling Goldman Sachs to comply with its internal risk limits or otherwise manage firmwide, business unit or product risk; and/or enabling Goldman Sachs to take directional views as to relevant markets on behalf of itself or its clients or counterparties that are inconsistent with or contrary to the views and objectives of the investors in the Trigger PLUS.

Any of these hedging or other activities may adversely affect the values of the basket components — directly or indirectly by affecting the value of the basket component securities — and therefore the market value of your Trigger PLUS and the amount we will pay on your Trigger PLUS, if any, at maturity. In addition, you should expect that these transactions will cause Goldman Sachs or its clients, counterparties or distributors to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an

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investor in the Trigger PLUS. Neither Goldman Sachs nor any distributor will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the Trigger PLUS, and may receive substantial returns on hedging or other activities while the value of your Trigger PLUS declines. In addition, if the distributor from which you purchase Trigger PLUS is to conduct hedging activities in connection with the Trigger PLUS, that distributor may otherwise profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the distributor receives for the sale of the Trigger PLUS to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the distributor to sell the Trigger PLUS to you in addition to the compensation they would receive for the sale of the Trigger PLUS.

Goldman Sachs’ Trading and Investment Activities for its Own Account or for its Clients, Could Negatively Impact Investors in the Trigger PLUS

Goldman Sachs is a global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and individuals. As such, it acts as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker and lender. In those and other capacities, Goldman Sachs purchases, sells or holds a broad array of investments, actively trades securities, derivatives, loans, commodities, currencies, credit default swaps, indices, baskets and other financial instruments and products for its own account or for the accounts of its customers, and will have other direct or indirect interests, in the global fixed income, currency, commodity, equity, bank loan and other markets. Any of Goldman Sachs’ financial market activities may, individually or in the aggregate, have an adverse effect on the market for your Trigger PLUS, and you should expect that the interests of Goldman Sachs or its clients or counterparties will at times be adverse to those of investors in the Trigger PLUS.

Goldman Sachs regularly offers a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to your Trigger PLUS, or similar or linked to the basket components or basket component securities. Investors in the Trigger PLUS should expect that Goldman Sachs will offer securities, financial instruments, and other products that will compete with the Trigger PLUS for liquidity, research coverage or otherwise.

Additional Risks Related to the S&P 500® Index

The Policies of the Publisher for the S&P 500® Index and Changes That Affect the S&P 500® Index or the Basket Component Securities Comprising the S&P 500® Index Could Affect the Payment at Maturity and the Market Value of the Trigger PLUS

The policies of the publisher for the S&P 500® Index concerning the calculation of the value of the S&P 500® Index, additions, deletions or substitutions of basket component securities comprising the S&P 500® Index and the manner in which changes affecting the basket component securities or their issuers, such as stock dividends, reorganizations or mergers, are reflected in the value of the S&P 500® Index, could affect the value of the S&P 500® Index and, therefore, the payment at maturity and the market value of your Trigger PLUS before the stated maturity date. The payment at maturity and the market value of your Trigger PLUS could also be affected if the publisher for the S&P 500® Index changes these policies, for example, by changing the manner in which it calculates the S&P 500® Index value or if the publisher for the S&P 500® Index discontinues or suspends calculation or publication of the value of the S&P 500® Index, in which case it may become difficult to determine the market value of your Trigger PLUS. If events such as these occur, the calculation agent — which initially will be GS&Co., our affiliate - may determine the basket component closing value of the S&P 500® Index on any such date - and thus the payment at maturity — in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the S&P 500® Index value on any basket component business day or the valuation date and the payment at maturity more fully under “Supplemental Terms of the Notes — Discontinuance or Modification of an Underlier That is an Index or an Exchange-Traded Fund” and “— Role of Calculation Agent” on page S-25 of the accompanying general terms supplement no. 2,913.

Additional Risks Related to the iShares® 7-10 Year Treasury Bond ETF

September 2022

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The Policies of the Basket Component Investment Advisor, BlackRock Fund Advisors, and the Publisher of the ICE U.S. Treasury 7-10 Year Bond Index, Bloomberg Index Services Limited, Could Affect the Payment at Maturity on Your Trigger PLUS and Their Market Value

The basket component investment advisor, BlackRock Fund Advisors (“BFA”) may from time to time be called upon to make certain policy decisions or judgments with respect to the implementation of policies of the basket component investment advisor concerning the calculation of the net asset value of the iShares® 7-10 Year Treasury Bond ETF, additions, deletions or substitutions of securities in the iShares® 7-10 Year Treasury Bond ETF and the manner in which changes affecting the ICE U.S. Treasury 7-10 Year Bond Index are reflected in the iShares® 7-10 Year Treasury Bond ETF that could affect the market price of the shares of the iShares® 7-10 Year Treasury Bond ETF, and therefore, the payment at maturity on your Trigger PLUS on the stated maturity date. The payment at maturity on your Trigger PLUS and their market value could also be affected if the basket component investment advisor changes these policies, for example, by changing the manner in which it calculates the net asset value of the iShares® 7-10 Year Treasury Bond ETF, or if the basket component investment advisor discontinues or suspends calculation or publication of the net asset value of the iShares® 7-10 Year Treasury Bond ETF, in which case it may become difficult or inappropriate to determine the market value of your Trigger PLUS.

If events such as these occur, the calculation agent — which initially will be GS&Co. — may determine the basket component closing value of the iShares® 7-10 Year Treasury Bond ETF on the valuation date — and thus the payment at maturity on the stated maturity date, if any — in a manner, in its sole discretion, it considers appropriate. We describe the discretion that the calculation agent will have in determining the basket component closing value of the iShares® 7-10 Year Treasury Bond ETF on the valuation date and the payment at maturity on your Trigger PLUS more fully under “Supplemental Terms of the Notes — Discontinuance or Modification of an Underlier That is an Index or an Exchange-Traded Fund” and “— Role of Calculation Agent” on page S-25 of the accompanying general terms supplement no. 2,913.

In addition, ICE Data Indices, LLC, the publisher of the iShares® 7-10 Year Treasury Bond ETF, owns the ICE U.S. Treasury 7-10 Year Bond Index and is responsible for the design and maintenance of that index. The policies of ICE Data Indices, LLC concerning the calculation of the U.S. Treasury 7-10 Year Bond Index, including decisions regarding the addition, deletion or substitution of the securities included in such index, could affect the level of the ICE U.S. Treasury 7-10 Year Bond Index and, consequently, could affect the market prices of shares of the iShares® 7-10 Year Treasury Bond ETF and, therefore, the payment at maturity on your Trigger PLUS and their market value.

There is No Assurance That an Active Trading Market Will Continue for the iShares® 7-10 Year Treasury Bond ETF or That There Will Be Liquidity in Any Such Trading Market; Further, the iShares® 7-10 Year Treasury Bond ETF is Subject to Management Risks, Securities Lending Risks and Custody Risks

Although the iShares® 7-10 Year Treasury Bond ETF’s shares are listed for trading on the Nasdaq Stock Market LLC (the “Nasdaq”) and a number of similar products have been traded on the Nasdaq or other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the iShares® 7-10 Year Treasury Bond ETF or that there will be liquidity in the trading market.

In addition, the iShares® 7-10 Year Treasury Bond ETF is subject to management risk, which is the risk that the basket component investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. For example, the basket component investment advisor may select up to 10% of the iShares® 7-10 Year Treasury Bond ETF’s portfolio to be invested in U.S. government bonds that are not included in the ICE U.S. Treasury 7-10 Year Bond Index. The iShares® 7-10 Year Treasury Bond ETF also may invest up to 5% of its assets in repurchase agreements collateralized by U.S. government obligations and in cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates. The iShares® 7-10 Year Treasury Bond ETF is also not actively managed and may be affected by a general decline in market segments relating to the ICE U.S. Treasury 7-10 Year Bond Index. The basket component investment advisor invests in securities included in, or representative of, the ICE U.S. Treasury 7-10 Year Bond Index regardless of their investment merits. The basket component investment advisor does not attempt to take defensive positions in declining markets. In addition, the iShares®

September 2022

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7-10 Year Treasury Bond ETF’s investment advisor may be permitted to engage in securities lending with respect to a portion of the iShares® 7-10 Year Treasury Bond ETF’s total assets, which could subject the iShares® 7-10 Year Treasury Bond ETF to the risk that the borrower of such loaned securities fails to return the securities in a timely manner or at all.

In addition, the iShares® 7-10 Year Treasury Bond ETF is subject to custody risk, which refers to the risks in the process of clearing and settling trades and to the holding of securities by local banks, agents and depositories.

Further, the iShares® 7-10 Year Treasury Bond ETF is subject to listing standards adopted by the Nasdaq. There can be no assurance that the iShares® 7-10 Year Treasury Bond ETF will continue to meet the applicable listing requirements, or that the iShares® 7-10 Year Treasury Bond ETF will not be delisted.

The iShares® 7-10 Year Treasury Bond ETF and the ICE U.S. Treasury 7-10 Year Bond Index are Different and the Performance of the iShares® 7-10 Year Treasury Bond ETF May Not Correlate with the Performance of the ICE U.S. Treasury 7-10 Year Bond Index

The iShares® 7-10 Year Treasury Bond ETF uses a representative sampling strategy (more fully described under “The Basket and the Basket Components — iShares® 7-10 Year Treasury Bond ETF”) to attempt to track the performance of the ICE U.S. Treasury 7-10 Year Bond Index. The iShares® 7-10 Year Treasury Bond ETF may not hold all or substantially all of the securities included in the ICE U.S. Treasury 7-10 Year Bond Index and may hold securities not included in the ICE U.S. Treasury 7-10 Year Bond Index. Therefore, while the performance of the iShares® 7-10 Year Treasury Bond ETF is generally linked to the performance of the ICE U.S. Treasury 7-10 Year Bond Index, the performance of the iShares® 7-10 Year Treasury Bond ETF is also linked in part to securities not included in the ICE U.S. Treasury 7-10 Year Bond Index and to the performance of other assets, such as repurchase agreements collateralized by U.S. government obligations and in cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates.

Tracking error, which is the divergence of the iShares® 7-10 Year Treasury Bond ETF’s performance from that of the ICE U.S. Treasury 7-10 Year Bond Index, may occur because of differences between the securities held in the iShares® 7-10 Year Treasury Bond ETF’s portfolio and those included in the ICE U.S. Treasury 7-10 Year Bond Index, pricing differences, transaction costs incurred by the iShares® 7-10 Year Treasury Bond ETF, the iShares® 7-10 Year Treasury Bond ETF’s holding of uninvested cash, differences in timing of the accrual of or the valuation of distributions, the requirements to maintain pass-through tax treatment, portfolio transactions carried out to minimize the distribution of capital gains to shareholders, acceptance of custom baskets, changes to the ICE U.S. Treasury 7-10 Year Bond Index or the costs to the iShares® 7-10 Year Treasury Bond ETF of complying with various new or existing regulatory requirements. This risk may be heightened during times of increased market volatility or other unusual market conditions. Tracking error also may result because the iShares® 7-10 Year Treasury Bond ETF incurs fees and expenses, while the ICE U.S. Treasury 7-10 Year Bond Index does not.

For all of the foregoing reasons, the performance of the iShares® 7-10 Year Treasury Bond ETF may not correlate with the performance of the ICE U.S. Treasury 7-10 Year Bond Index. Consequently, the return on the Trigger PLUS will not be the same as investing directly in the iShares® 7-10 Year Treasury Bond ETF or in the ICE U.S. Treasury 7-10 Year Bond Index or in the securities held by the iShares® 7-10 Year Treasury Bond ETF or in the securities comprising the ICE U.S. Treasury 7-10 Year Bond Index, and will not be the same as investing in a debt security with a payment at maturity linked to the performance of the ICE U.S. Treasury 7-10 Year Bond Index.

Your Investment is Subject to Concentration Risks

The iShares® 7-10 Year Treasury Bond ETF invests in U.S. Treasury bonds that are all obligations of the United States. As a result, the iShares® 7-10 Year Treasury Bond ETF is concentrated in the performance of bonds issued by a single issuer and having the same general tenor and terms. Although your investment in the Trigger PLUS will not result in the ownership or other direct interest in the U.S. Treasury bonds held by the iShares® 7-10 Year Treasury Bond ETF, the return on your investment in the Trigger PLUS will be subject to certain risks similar to those associated with direct investment in a U.S. Treasury bonds. This increases the risk that any downgrade of the credit ratings of the U.S. government from its current ratings, any increase in risk that the U.S. Treasury may default on its obligations by the market (whether for credit or legislative

September 2022

GS Finance Corp. Trigger PLUS Based on the Value of a Basket Consisting of an Index and an ETF due October 2, 2028 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

process reasons) or any other market events that create a decrease in demand for U.S. Treasury bonds would significantly adversely affect the iShares® 7-10 Year Treasury Bond ETF. In addition, to the extent that any such decrease in demand is more concentrated in the particular U.S. Treasury bond maturities owned by the iShares® 7-10 Year Treasury Bond ETF, the iShares® 7-10 Year Treasury Bond ETF could be severely affected.

The iShares® 7-10 Year Treasury Bond ETF May Change in Unexpected Ways

The ICE U.S. Treasury 7-10 Year Bond Index to which the iShares® 7-10 Year Treasury Bond ETF is linked tends to have very limited public disclosure about the ICE U.S. Treasury 7-10 Year Bond Index. The publisher of the ICE U.S. Treasury 7-10 Year Bond Index retains discretion to make changes to the ICE U.S. Treasury 7-10 Year Bond Index at any time. The lack of detailed information about the ICE U.S. Treasury 7-10 Year Bond Index and how its constituents may change in the future creates the risk that the ICE U.S. Treasury 7-10 Year Bond Index could change in the future to perform much differently from the way it would perform if such changes were not made. If the ICE U.S. Treasury 7-10 Year Bond Index is changed in unexpected ways, the iShares® 7-10 Year Treasury Bond ETF would similarly change to better reflect the ICE U.S. Treasury 7-10 Year Bond Index. The performance of the iShares® 7-10 Year Treasury Bond ETF could be adversely affected in that case, which could adversely affect your investment in the Trigger PLUS.

Risks Related to Tax

Your Trigger PLUS May Be Subject to an Adverse Change in Tax Treatment in the Future

The tax consequences of an investment in your Trigger PLUS are uncertain, both as to the timing and character of any inclusion in income in respect of your Trigger PLUS.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as your Trigger PLUS that are currently characterized as pre-paid derivative contracts, and any such guidance could adversely affect the tax treatment and the value of your Trigger PLUS. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your Trigger PLUS after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Trigger PLUS. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Consequences – United States Holders – Possible Change in Law” below. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the PLUS for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of Federal Income Tax Consequences” below unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your notes in your particular circumstances.

Your Trigger PLUS May Be Subject to the Constructive Ownership Rules

There exists a risk that the constructive ownership rules of Section 1260 of the Internal Revenue Code could apply to all or a portion of your Trigger PLUS. If all or a portion of your Trigger PLUS were subject to the constructive ownership rules, then all or a portion of any long-term capital gain that you realize upon the sale, exchange or maturity of your Trigger PLUS would be re-characterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such re-characterized capital gain) to the extent that such capital gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code). Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the Trigger PLUS.

September 2022

GS Finance Corp. Trigger PLUS Based on the Value of a Basket Consisting of an Index and an ETF due October 2, 2028 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Trigger PLUS, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Trigger PLUS to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your Trigger PLUS.

September 2022

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The Basket and the Basket Components

The Basket

The basket is composed of two basket components with the following basket component weightings within the basket: the S&P 500® Index (65.00% weighting) and the iShares® 7-10 Year Treasury Bond ETF (35.00% weighting).

S&P 500® Index

The S&P 500® Index includes a representative sample of 500 companies in leading industries of the U.S. economy and is intended to provide a performance benchmark for the large-cap U.S. equity markets. For more details about the S&P 500® Index, the basket component publisher and license agreement between the basket component publisher and the issuer, see “The Underliers - S&P 500® Index” on page S-106 of the accompanying underlier supplement no. 28.

The S&P 500® Index is a product of S&P Dow Jones Indices LLC, and has been licensed for use by GS Finance Corp. (“Goldman”). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC; Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”) and these trademarks have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Goldman. Goldman’s Trigger PLUS are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, Standard & Poor’s Financial Services LLC or any of their respective affiliates and neither S&P Dow Jones Indices LLC, Dow Jones, Standard & Poor’s Financial Services LLC or any of their respective affiliates make any representation regarding the advisability of investing in such Trigger PLUS.

The iShares® 7-10 Year Treasury Bond ETF

The shares of the iShares® 7-10 Year Treasury Bond ETF (the “ETF”) are issued by iShares® Trust, a registered investment company.

•

The ETF is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the ICE U.S. Treasury 7-10 Year Bond Index (the “index”).

•	The ETF’s investment advisor is BlackRock Fund Advisors (“BFA”).
•	The ETF’s shares trade on the Nasdaq under the ticker symbol “IEF”.
•	The iShares® Trust’s SEC CIK Number is 0001100663.
•	The ETF’s inception date was July 22, 2002.
•	The ETF’s shares are issued or redeemed only in creation units of 100,000 shares or multiples thereof.

We obtained the following fee information from the iShares® website without independent verification. The investment advisor is paid a management fee from the ETF based on a percentage of the ETF’s average daily net assets, at an annual rate of 0.15%. BFA is responsible for substantially all expenses of the ETF, except interest expenses, taxes, brokerage expenses, future distribution fees or expenses and extraordinary expenses. As of June 30, 2022, the expense ratio of the ETF was 0.15% per annum.

For additional information regarding iShares® Trust or BFA, please consult the reports (including the Annual Report to Shareholders on Form N−CSR for the fiscal year ended February 28, 2022) and other information iShares® Trust files with the SEC. In addition, information regarding the ETF (including the top ten holdings and weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the iShares® website at us.ishares.com/product_info/fund/overview/IEF.htm. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

Investment Objective and Strategy

The ETF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the index. The ETF’s investment objective and the index that the ETF tracks may be changed without shareholder approval.

September 2022

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BFA uses a representative sampling indexing strategy to attempt to track the performance of the index. For the ETF, this strategy involves investing in a representative sample of securities that collectively have an investment profile similar to that of the index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market value and industry weightings), fundamental characteristics (such as return variability, duration, maturity or credit ratings and yield) and liquidity measures similar to those of the index. The ETF may or may not hold all of the securities in the index.

The ETF will invest at least 80% of its assets in the component securities of the index, and the ETF will invest at least 90% of its assets in U.S. Treasury securities that BFA believes will help the ETF track the index. The ETF will invest no more than 10% of its assets in futures, options and swaps contracts that BFA believes will help the ETF track the index. Cash and cash equivalent investments associated with a derivative position will be treated as part of that position for purposes of calculating the percentage of investments included in the index. The ETF may lend securities representing up to one-third of the value of the ETF’s total assets (including the value of the collateral received).

Tracking Error

The performance of the ETF and the index may vary due to a variety of factors, including differences between the securities held in the ETF’s portfolio and those included in the index, pricing differences, transaction costs incurred by the ETF, the ETF holding uninvested cash, differences in timing of the accrual of or the valuation of distributions, the requirements to maintain pass-through tax treatment, portfolio transactions carried out to minimize the distribution of capital gains to shareholders, acceptance of custom baskets, changes to the index or the costs to the ETF of complying with new or existing regulatory requirements, among other reasons. Tracking error also may result because the ETF incurs fees and expenses, while the index does not. The ETF’s use of a representative sampling indexing strategy can be expected to produce a larger tracking error than would result if the ETF used a replication indexing strategy in which an ETF invests in substantially all of the securities in its index in approximately the same proportions as in the index.

ICE U.S. Treasury 7-10 Year Bond Index

The index is sponsored by ICE Data Indices, LLC (“IDI”). The index is market capitalization weighted and is designed to track the performance of U.S. dollar denominated, fixed rate treasuries with a minimum term to maturity greater than or equal to seven years and less than ten years.

Eligibility Criteria and Inclusion Rules

Qualifying securities must have greater than or equal to seven years and less than ten years remaining term to final maturity as of the rebalancing date, a fixed coupon schedule and an adjusted amount outstanding of at least $300 million. The amount outstanding for all qualifying securities is adjusted by subtracting the amounts held by the Federal Reserve’s System Open Market Account (the “adjusted amount outstanding”). Bills, inflation-linked debt, original issue zero coupon securities and STRIPs are excluded from the index; however, the amounts outstanding of qualifying coupon securities are not reduced by any portions that have been stripped. Agency debt with or without a U.S. Government guarantee and securities issued or marketed primarily to retail investors do not qualify for inclusion in the index.

Index Calculation

The total market value of the index at any time is the sum of the market value of each constituent plus any intra-month cash from coupon payments or principal repayments and the weight for the constituent.

The market value of a constituent is based on the adjusted amount outstanding. Cash flows from bond payments and redemptions are retained in the index until the end of the month and then are removed as part of the rebalancing. Cash does not earn any reinvestment income while it is held in the index.

Calculations are performed daily, using bid prices at 3 p.m. Eastern Time.

Index Maintenance

The index is rebalanced on the last calendar day of the month, based on information available up to and including the third business day before the last business day of the month. New issues must be auctioned on

September 2022

GS Finance Corp. Trigger PLUS Based on the Value of a Basket Consisting of an Index and an ETF due October 2, 2028 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

or before the calendar month end rebalancing date in order to qualify for the coming month. No changes are made to constituent holdings other than on month end rebalancing dates.

“iShares®” is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BITC”). The index is not sponsored, endorsed, sold, or promoted by BITC. BITC makes no representations or warranties to the owners of the index or any member of the public regarding the advisability of investing in the index. BITC has no obligation or liability in connection with the operation, marketing, trading or sale of the index

September 2022

GS Finance Corp. Trigger PLUS Based on the Value of a Basket Consisting of an Index and an ETF due October 2, 2028 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Historical Basket Component Closing Values of the Basket Components and Basket Closing Values

The respective basket component closing values of the basket components have fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the basket components have recently experienced extreme and unusual volatility. Any historical upward or downward trend in the basket component closing value of any of the basket components during any period shown below is not an indication that the basket components are more or less likely to increase or decrease at any time during the life of your Trigger PLUS.

You should not take the historical basket component closing values of the basket components or the historical basket closing values as an indication of the future performance of the basket components or the basket, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the basket, the basket components or the basket component securities will result in your receiving an amount greater than the outstanding principal amount of your Trigger PLUS on the stated maturity date, or that you will not lose a significant portion or all of your investment.

Neither we nor any of our affiliates make any representation to you as to the performances of the basket components. Before investing in the offered Trigger PLUS, you should consult publicly available information to determine the values of the basket components between the date of this pricing supplement and the date of your purchase of the offered Trigger PLUS and, given the recent volatility described above, you should pay particular attention to recent levels of the basket components. The actual performance of each basket component over the life of the offered Trigger PLUS, as well as the payment at maturity, if any, may bear little relation to the historical basket component closing values shown below.

The tables below shows the high, low and period end basket component closing values of the S&P 500® Index and the iShares® 7-10 Year Treasury Bond ETF for each of the four calendar quarters in 2017, 2018, 2019, 2020 and 2021 and the first three calendar quarters of 2022 (through September 27, 2022). We obtained the basket component closing values listed in the tables below from Bloomberg Financial Services, without independent verification.

Historical Quarterly High, Low and Period End Basket Component Closing Values of the S&P 500® Index

	High	Low	Period End
2017
Quarter ended March 31	2,395.96	2,257.83	2,362.72
Quarter ended June 30	2,453.46	2,328.95	2,423.41
Quarter ended September 30	2,519.36	2,409.75	2,519.36
Quarter ended December 31	2,690.16	2,529.12	2,673.61
2018
Quarter ended March 31	2,872.87	2,581.00	2,640.87
Quarter ended June 30	2,786.85	2,581.88	2,718.37
Quarter ended September 30	2,930.75	2,713.22	2,913.98
Quarter ended December 31	2,925.51	2,351.10	2,506.85
2019
Quarter ended March 31	2,854.88	2,447.89	2,834.40
Quarter ended June 30	2,954.18	2,744.45	2,941.76
Quarter ended September 30	3,025.86	2,840.60	2,976.74
Quarter ended December 31	3,240.02	2,887.61	3,230.78
2020
Quarter ended March 31	3,386.15	2,237.40	2,584.59
Quarter ended June 30	3,232.39	2,470.50	3,100.29
Quarter ended September 30	3,580.84	3,115.86	3,363.00
Quarter ended December 31	3,756.07	3,269.96	3,756.07
2021
Quarter ended March 31	3,974.54	3,700.65	3,972.89

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	High	Low	Period End
Quarter ended June 30	4,297.50	4,019.87	4,297.05
Quarter ended September 30	4,536.95	4,258.49	4,307.54
Quarter ended December 31	4,793.06	4,300.46	4,766.18
2022
Quarter ended March 31	4,796.56	4,326.51	4,587.18
Quarter ended June 30	4,582.64	3,666.77	3,785.38
Quarter ending September 30 (through September 27, 2022)	4,305.20	3,647.29	3,647.29

Historical Quarterly High, Low and Period End Basket Component Closing Values of the iShares® 7-10 Year Treasury Bond ETF

	High	Low	Period End
2017
Quarter ended March 31	$106.08	$103.72	$105.59
Quarter ended June 30	$107.89	$105.57	$106.61
Quarter ended September 30	$108.72	$105.77	$106.52
Quarter ended December 31	$106.86	$105.00	$105.57
2018
Quarter ended March 31	$105.33	$101.60	$103.19
Quarter ended June 30	$103.12	$100.36	$102.51
Quarter ended September 30	$102.89	$100.79	$101.17
Quarter ended December 31	$104.20	$99.72	$104.20
2019
Quarter ended March 31	$106.84	$103.43	$106.67
Quarter ended June 30	$110.09	$105.05	$110.02
Quarter ended September 30	$114.25	$108.93	$112.47
Quarter ended December 31	$113.81	$110.18	$110.22
2020
Quarter ended March 31	$121.48	$110.73	$121.48
Quarter ended June 30	$122.41	$119.77	$121.87
Quarter ended September 30	$123.06	$121.18	$121.82
Quarter ended December 31	$121.81	$119.27	$119.95
2021
Quarter ended March 31	$119.98	$112.93	$112.93
Quarter ended June 30	$115.78	$113.04	$115.49
Quarter ended September 30	$118.18	$114.96	$115.22
Quarter ended December 31	$116.36	$113.55	$115.00
2022
Quarter ended March 31	$113.93	$106.08	$107.47
Quarter ended June 30	$106.65	$98.15	$102.30
Quarter ending September 30 (through September 27, 2022)	$105.60	$94.56	$94.56

The graphs below show the daily historical basket component closing values of the S&P 500® Index and the iShares® 7-10 Year Treasury Bond ETF from January 1, 2017 through September 27, 2022. As a result, the following graphs do not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the level of most equity indices and most bond ETFs. We obtained the basket component closing values in the graphs below from Bloomberg Financial Services, without independent verification.

September 2022

GS Finance Corp. Trigger PLUS Based on the Value of a Basket Consisting of an Index and an ETF due October 2, 2028 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Historical Performance of the S&P 500® Index

Closing Level
5000
4000
3000
2000
1000
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

September 2022

GS Finance Corp. Trigger PLUS Based on the Value of a Basket Consisting of an Index and an ETF due October 2, 2028 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Historical Performance of the iShares® 7-10 Year Treasury Bond ETF

140
120
100
80
60
40
20
0
Closing Level
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

September 2022

GS Finance Corp. Trigger PLUS Based on the Value of a Basket Consisting of an Index and an ETF due October 2, 2028 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Historical Basket Values

The following graph is based on the basket closing value for the period from January 1, 2017 through September 27, 2022 assuming that the basket closing value was 100 on January 1, 2017. We derived the basket closing values based on the method to calculate the basket closing value as described in this pricing supplement and on actual basket component closing values of the basket components on the relevant date. The basket closing value has been normalized such that its hypothetical value on January 1, 2017 was 100. As noted in this pricing supplement, the initial basket value will be set at 100 on the pricing date. The basket closing value can increase or decrease due to changes in the values of the basket components.

Historical Performance of the Basket

200
175
150
125
100
75
50
25
0
Closing Level
Aug-2017
Aug-2018
Aug-2019
Aug-2020
Aug-2021
Aug-2022

September 2022

GS Finance Corp. Trigger PLUS Based on the Value of a Basket Consisting of an Index and an ETF due October 2, 2028 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Supplemental Discussion of U.S. Federal Income Tax Consequences

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus.

The following section is the opinion of Sidley Austin llp, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc.  In addition, it is the opinion of Sidley Austin llp that the characterization of each Trigger PLUS for U.S. federal income tax purposes that will be required under the terms of each Trigger PLUS, as discussed below, is a reasonable interpretation of current law.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;
•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
•	a bank;
•	a life insurance company;
•	a regulated investment company;
•	an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
•	a tax exempt organization;
•	a partnership;
•	a person that owns a Trigger PLUS as a hedge or that is hedged against interest rate risks;
•	a person that owns a Trigger PLUS as part of a straddle or conversion transaction for tax purposes; or
•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly discusses how your Trigger PLUS should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your Trigger PLUS is uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the Trigger PLUS, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your Trigger PLUS as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of a Trigger PLUS and you are:

•	a citizen or resident of the United States;
•	a domestic corporation;
•	an estate whose income is subject to U.S. federal income tax regardless of its source; or
•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Treatment. You will be obligated pursuant to the terms of your Trigger PLUS — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your Trigger PLUS for all tax purposes as pre-paid derivative contracts in respect of the basket underliers. Except as otherwise stated below, the discussion herein assumes that your Trigger PLUS will be so treated.

September 2022

GS Finance Corp. Trigger PLUS Based on the Value of a Basket Consisting of an Index and an ETF due October 2, 2028 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Upon the sale, exchange or maturity of your Trigger PLUS, you should recognize capital gain or loss equal to the difference, if any, between the amount of cash you receive at such time and your tax basis in your Trigger PLUS. Your tax basis in the Trigger PLUS will generally be equal to the amount that you paid for the Trigger PLUS. If you hold your Trigger PLUS for more than one year, the gain or loss generally will be long-term capital gain or loss.  If you hold your Trigger PLUS for one year or less, the gain or loss generally will be short-term capital gain or loss.  Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.

In addition, there exists a risk that the constructive ownership rules of Section 1260 of the Internal Revenue Code could apply to all or a portion of your Trigger PLUS. If all or a portion of your Trigger PLUS were subject to the constructive ownership rules, then all or a portion of any long-term capital gain that you realize upon the sale, exchange, or maturity of your Trigger PLUS would be re-characterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such re-characterized capital gain) to the extent that such capital gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code). Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the Trigger PLUS.

No statutory, judicial or administrative authority directly discusses how your Trigger PLUS should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the Trigger PLUS is uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your Trigger PLUS in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments. There is no judicial or administrative authority discussing how your Trigger PLUS should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that a treatment other than that described above is more appropriate.  For example, the Internal Revenue Service could treat your Trigger PLUS as a single debt instrument subject to special rules governing contingent payment debt instruments. Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the Trigger PLUS and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield – i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your Trigger PLUS – and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your Trigger PLUS prior to your receipt of cash attributable to that income.

If the rules governing contingent payment debt instruments apply, any gain you recognize upon the sale, exchange or maturity of your Trigger PLUS would be treated as ordinary interest income. Any loss you recognize at that time would be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your Trigger PLUS, and, thereafter, capital loss.

If the rules governing contingent payment debt instruments apply, special rules would apply to a person who purchases a Trigger PLUS at a price other than the adjusted issue price as determined for tax purposes.

It is also possible that your Trigger PLUS could be treated in the manner described above, except that any gain or loss that you recognize at maturity would be treated as ordinary gain or loss. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your Trigger PLUS for U.S. federal income tax purposes.

It is possible that the Internal Revenue Service could seek to characterize your Trigger PLUS in a manner that results in tax consequences to you that are different from those described above. You should consult your tax advisor as to the tax consequences of any possible alternative characterizations of your Trigger PLUS for U.S. federal income tax purposes.

Possible Change in Law

September 2022

GS Finance Corp. Trigger PLUS Based on the Value of a Basket Consisting of an Index and an ETF due October 2, 2028 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

On December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as the offered Trigger PLUS, including whether holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Trigger PLUS will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating each Trigger PLUS for U.S. federal income tax purposes in accordance with the treatment described above under “Tax Treatment” unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your Trigger PLUS after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Trigger PLUS.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect a Trigger PLUS issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your Trigger PLUS.

Backup Withholding and Information Reporting

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Holders” with respect to payments on your Trigger PLUS and, notwithstanding that we do not intend to treat your Trigger PLUS as debt for tax purposes, we intend to backup withhold on such payments with respect to your Trigger PLUS unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — United States Holders” in the accompanying prospectus. Please see the discussion under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting—United States Holders” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your Trigger PLUS.

Non-United States Holders

This section applies to you only if you are a non-United States holder. You are a non-United States holder if you are the beneficial owner of a Trigger PLUS and are, for U.S. federal income tax purposes:

•	a nonresident alien individual;
•	a foreign corporation; or
•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from a Trigger PLUS.

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — Non-United States Holders” with respect to payments on your Trigger PLUS at maturity and, notwithstanding that we do not intend to treat each Trigger PLUS as debt for tax purposes, we intend to backup withhold on such payments with respect to your Trigger PLUS unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be

September 2022

GS Finance Corp. Trigger PLUS Based on the Value of a Basket Consisting of an Index and an ETF due October 2, 2028 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — Non-United States Holders” in the accompanying prospectus.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your Trigger PLUS should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effect, that would cause payments on your Trigger PLUS at maturity to be subject to withholding, even if you comply with certification requirements as to your foreign status.

As discussed above, alternative characterizations of each Trigger PLUS for U.S. federal income tax purposes are possible. Should an alternative characterization of each Trigger PLUS by reason of a change or clarification of the law, by regulation or otherwise, cause payments at maturity with respect to the Trigger PLUS to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we will not make payments of any additional amounts. Prospective non-United States holders of a Trigger PLUS should consult their tax advisors in this regard.

In addition, the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any amounts a non-United States holder receives upon the sale, exchange or maturity of your Trigger PLUS, could be collected via withholding. If these regulations were to apply to the PLUS, we may be required to withhold such taxes if any U.S.-source dividends are paid on the iShares® 7-10 Year Treasury Bond ETF or on the stocks included in the S&P 500® Index during the term of the Trigger PLUS. We could also require a non-United States holder to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to the maturity of the PLUS in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to the non-United States holder’s potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2025, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017.  In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations).  We have determined that, as of the issue date of your Trigger PLUS, your Trigger PLUS will not be subject to withholding under these rules.  In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required.  You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your Trigger PLUS for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the Trigger PLUS will generally be subject to the FATCA withholding rules.

September 2022

GS Finance Corp. Trigger PLUS Based on the Value of a Basket Consisting of an Index and an ETF due October 2, 2028 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Additional Information About the Trigger PLUS

This section is meant as a summary and should be read in conjunction with the section entitled “Supplemental Terms of the Notes” on page S-16 of the accompanying general terms supplement no. 2,913. This pricing supplement supersedes any conflicting provisions of the accompanying general terms supplement no. 2,913.

Please read this information in conjunction with the final terms on the front cover of this pricing supplement.

Additional Provisions:
Basket component investment advisor for the iShares® 7-10 Year Treasury Bond ETF:	BlackRock Fund Advisors (“BFA”)
Basket component publisher for the S&P 500® Index:	S&P Dow Jones Indices LLC
Denominations:	$10 and integral multiples of $10 in excess thereof
Interest:	None
Postponement of stated maturity date:	As described under "Supplemental Terms of the Notes — Stated Maturity Date” on page S-15 of the accompanying general terms supplement no. 2,913
Postponement of valuation date:	As described under “Supplemental Terms of the Notes – Determination Date” on page S-15 of the accompanying general terms supplement no. 2,913
Specified currency:	U.S. dollars (“$”)
Closing value:

With respect to each basket component, as described under “Supplemental Terms of the Notes — Special Calculation Provisions — Closing Level” on page S-36 of the accompanying general terms supplement no. 2,913 and, with respect to the iShares® 7-10 Year Treasury Bond ETF only, subject to anti-dilution adjustments as described under “Supplemental Terms of the Notes — Anti-dilution Adjustments for Exchange-Traded Funds” on page S-33 of the accompanying general terms supplement no. 2,913

Business day:	As described under “Supplemental Terms of the Notes — Special Calculation Provisions — Business Day” on page S-36 of the accompanying general terms supplement no. 2,913
Basket component business day:	As described under “Supplemental Terms of the Notes — Special Calculation Provisions — Trading Day” on page S-35 of the accompanying general terms supplement no. 2,913
FDIC:	The Trigger PLUS are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank
Trustee:	The Bank of New York Mellon
Calculation agent:	GS&Co.
Use of proceeds and hedging:	As described under “Use of Proceeds” and “Hedging” on page S-41 of the accompanying general terms supplement no. 2,913

September 2022

GS Finance Corp. Trigger PLUS Based on the Value of a Basket Consisting of an Index and an ETF due October 2, 2028 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

ERISA:	As described under “Employee Retirement Income Security Act” on page S-48 of the accompanying general terms supplement no. 2,913
Supplemental plan of distribution; conflicts of interest:

As described under “Supplemental Plan of Distribution” on page S-49 of the accompanying general terms supplement no. 2,913 and “Plan of Distribution — Conflicts of Interest” on page 125 of the accompanying prospectus; GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $20,000.

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate stated principal amount of the offered Trigger PLUS specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the Trigger PLUS to the public at the original issue price set forth on the cover page of this pricing supplement. Morgan Stanley Smith Barney LLC (Morgan Stanley Wealth Management), acting as dealer for the offering, will receive a selling concession of $0.35, or 3.50% of the principal amount, for each Trigger PLUS it sells. Morgan Stanley Wealth Management has informed us that it intends to internally allocate at Morgan Stanley Wealth Management $0.05 of the selling concession, or 0.50% of the principal amount, for each Trigger PLUS as a structuring fee. The costs included in the original issue price of the Trigger PLUS will include a fee paid by GS&Co. to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering. GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of Trigger PLUS within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of Trigger PLUS will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell Trigger PLUS in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

We will deliver the Trigger PLUS against payment therefor in New York, New York on September 30, 2022. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Trigger PLUS on any date prior to two business days before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

We have been advised by GS&Co. that it intends to make a market in the Trigger PLUS. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time.

September 2022

GS Finance Corp. Trigger PLUS Based on the Value of a Basket Consisting of an Index and an ETF due October 2, 2028 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

About Your Trigger PLUS:

The Trigger PLUS are notes that are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below and should be read in conjunction with such documents:

•General terms supplement no. 2,913 dated June 17, 2021

•Underlier supplement no. 28 dated July 26, 2022

•Prospectus supplement dated March 22, 2021

•Prospectus dated March 22, 2021

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your Trigger PLUS.

Please note that, for purposes of this pricing supplement, references in the general terms supplement no. 2,913 to “underlier(s)”, “indices”, “exchange-traded fund(s)”, “lesser performing”, “trade date”, “underlier sponsor”, “determination date”, “face amount”, “level” and “cash settlement amount” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “underlying ETF(s)”, “worst performing”, “pricing date”, “underlying index publisher”, “valuation date”, “principal amount”, “value” and “payment at maturity”, respectively. In addition, for purposes of this pricing supplement, references in the general terms supplement no. 2,913 to “trading day” shall be deemed to refer to “basket component business day”, “underlying business day”, “index business day” or “ETF business day”, as applicable, and references to “closing level” shall be deemed to refer to “closing price,” “closing value,” “index closing value” or “ETF closing price”, as applicable.

Please note that, for purposes of this pricing supplement, references in the underlier supplement no. 28 to “underlier(s)”, “indices”, “exchange-traded fund(s)”, “trade date” and “underlier sponsor” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “underlying ETF(s)”, “pricing date” and “underlying index publisher”, respectively.

September 2022

GS Finance Corp. Trigger PLUS Based on the Value of a Basket Consisting of an Index and an ETF due October 2, 2028 Trigger Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Validity of the PLUS and Guarantee:

In the opinion of Sidley Austin llp, as counsel to GS Finance Corp. and The Goldman Sachs Group, Inc., when the PLUS offered by this pricing supplement have been executed and issued by GS Finance Corp., such PLUS have been authenticated by the trustee pursuant to the indenture, and such PLUS have been delivered against payment as contemplated herein, (a) such PLUS will be valid and binding obligations of GS Finance Corp., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (b) the guarantee with respect to such PLUS will be a valid and binding obligation of The Goldman Sachs Group, Inc., enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated February 23, 2021, which has been filed as Exhibit 5.6 to the registration statement on Form S-3 filed with the Securities and Exchange Commission by GS Finance Corp. and The Goldman Sachs Group, Inc. on February 23, 2021.

September 2022

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this pricing supplement, the accompanying general terms supplement no. 2,913, the accompanying underlier supplement no. 28, the accompanying prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This pricing supplement, the accompanying general terms supplement no. 2,913, the accompanying underlier supplement no. 28, the accompanying prospectus supplement and the accompanying prospectus is an offer to sell only the Trigger PLUS offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this pricing supplement, the accompanying general terms supplement no. 2,913, the accompanying underlier supplement no. 28, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

$40,465,000

GS Finance Corp.

Trigger PLUS Based on the Value of a Basket Consisting of an Index and an ETF due October 2, 2028

Principal at Risk Securities

Goldman Sachs & Co. LLC